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                                  UNITED STATES
                        SECURITY AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                       Securities and Exchange Act of 1934

         Date of Report (Date of earliest event reported) August 16, 2000



                              SARA LEE CORPORATION
                ------------------------------------------------
               (Exact name of registrant as specified in charter)


          MARYLAND                   1-3344                 36-2089049
 ---------------------------     ---------------       ---------------------
(State or other jurisdiction     (Commission           (I.R.S. Employer
     of incorporation)            File Number)        Identification Number)



    Suite 4600, Three First National Plaza, Chicago, Illinois   60602-4260
    ----------------------------------------------------------  ----------
    (Address of principal executive offices)                    (Zip Code)


         Registrant's telephone number, including area code:  312/726-2600
                                                             -------------

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ITEM 5.  OTHER EVENTS

    On August 16, 2000, Sara Lee Corporation issued the following press release:

SARA LEE CORPORATION
Three First National Plaza
Chicago, IL 60602-4260



FOR IMMEDIATE RELEASE


Media:      Julie Ketay, 312.558.8727
Analysts:   Janet Bergman, 312.558.8651

SARA LEE CORPORATION SELLS PYA/MONARCH TO ROYAL AHOLD'S U.S. FOODSERVICE FOR NEARLY $1.6 BILLION.

COMPANY CONTINUES TO RESHAPE ITS BUSINESS PORTFOLIO BY DIVESTING LEADING FOODSERVICE OPERATION; AGREEMENT ALSO INCLUDES SUPPLY CONTRACT

CHICAGO (August 16, 2000) - Sara Lee Corporation announced today that it has signed an agreement to sell PYA/Monarch, a leading foodservice operation, to U.S. Foodservice, a wholly owned subsidiary of Royal Ahold, the nearly $50 billion Dutch supermarket giant and one of the largest foodservice operators in the United States, for $1.57 billion in cash.

The transaction also includes a supply agreement between Sara Lee's U.S. food and beverage manufacturing operations and Ahold. The sale is expected to close by the end of October.

"With the direct sale of PYA/Monarch to Ahold, Sara Lee obtains cash now, eliminates market uncertainty and secures a multi-year supply contract, creating significant value for Sara Lee shareholders," said C. Steven McMillan, chief executive officer of Sara Lee Corporation. "We received a valuation for PYA/Monarch that on an after-tax basis exceeds what we anticipated raising via an initial public offering and we secured a supply agreement that will provide future top-line growth opportunities for our food and beverage manufacturing businesses in the United States."

In May, Sara Lee announced a strategic reshaping plan to narrow the company's focus on three branded consumer packaged goods segments - Food and Beverage, Intimates and Underwear, and Household Products - in which the company enjoys leading category positions around the world. As part of that reshaping, Sara Lee stated its plan for an initial public offering (IPO) and split-off of PYA/Monarch, a similar set of transactions for Coach, and the divestitures of Champion and the International Fabrics division of Courtaulds - all businesses that did not fit within Sara Lee's renewed focus.

At the time of the announcement, Sara Lee said it expected to complete the PYA/Monarch IPO and split-off within 18 months, depending on market conditions, but also stated it would consider any reasonable purchase offer and would choose a course of action that would bring the most value to its shareholders.

"With the divestiture of PYA/Monarch, Sara Lee continues to significantly reshape our business portfolio, focusing our resources on a smaller number of more powerful global growth platforms," said McMillan. "We anticipate using the proceeds generated from the rapid sale of PYA/Monarch - as well as other divestitures - to repurchase stock, retire debt and fund future acquisitions that will continue to build Sara Lee's three business segments."

Sara Lee Corporation (www.saralee.com) is a global branded consumer packaged goods company with approximately $20 billion in annual revenues. Its leading brands include SARA LEE, DOUWE EGBERTS, HILLSHIRE FARM, HANES and PLAYTEX.


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                                  SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            SARA LEE CORPORATION
                                            --------------------
                                                (Registrant)


August 16, 2000                                 By: /s/ Wayne R. Szypulski
                                                ---------------------------
                                                Wayne R. Szypulski
                                                Vice President - Controller